Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 33-31434, 33-43854, 333-03191, 333-32499, 333-35324, 333-73252, 333-107677, 333-140837, and 333-163637 on Form S-8 of our report dated June 14, 2018, relating to the financial statements and supplemental schedules of The Boeing Company Voluntary Investment Plan appearing in this annual report on Form 11-K of The Boeing Company Voluntary Investment Plan for the year ended December 31, 2017.
/s/ DELOITTE & TOUCHE LLP
Chicago, Illinois
June 14, 2018